Exhibit 99.1

                     BEI Second-Quarter Net Income
        Totals $46.1 Million; Strong Operating Trends Continue


    FORT SMITH, Ark.--(BUSINESS WIRE)--Aug. 4, 2005--Beverly Enterprises, Inc. (BEI) (NYSE: BEV) today announced that net income for the second quarter of 2005 totaled $46.1 million (37 cents per share diluted), compared to a loss of $25.9 million (24 cents per share diluted) in the same period of 2004. Net income for the two periods reflected the following:

    -- 2005 second-quarter expenses totaling $6.3 million (5 cents per share diluted) relating to the process of selling the company,

    -- 2005 second-quarter pre-tax income of $13.0 million (10 cents per share diluted) due to retroactive Medicaid rate increases in Indiana, and

    -- 2004 second-quarter expenses totaling $40.3 million (37 cents per share diluted) related to early extinguishment of debt.

    Excluding these items, net income from continuing operations totaled $34.9 million (28 cents per share diluted) in the 2005 second-quarter, a 34 percent increase from $25.9 million (24 cents per share diluted) in the year-earlier period. Discontinued operations income of $4.6 million (4 cents per share diluted) in the 2005 second-quarter included a $3.7 million gain on the sale of two facilities, compared to a loss of $11.6 million (11 cents per share diluted) in the comparable 2004 period.
    Revenues for the 2005 second-quarter totaled $564.1 million, up 17 percent from $483.6 million in the same period in 2004. Excluding retroactive Indiana Medicaid rate adjustments, 2005 second-quarter revenues were up 11 percent from the year-earlier period.
    For the first six months - and excluding sale process expenses and retroactive Medicaid rate adjustments - net income from continuing operations totaled $61.4 million (50 cents per share diluted) in 2005, a 29 percent increase from $47.5 million (44 cents per share diluted) from the comparable 2004 period (excluding early debt extinguishment costs in that year). Revenues for the 2005 first half were up 17 percent from the year-earlier period (11 percent excluding retroactive Medicaid adjustments).
    "We again achieved strong operating results in all of our major business units - with Nursing Facilities, Aegis Therapies and AseraCare Hospice each recording strong increases in revenues and pre-tax income, compared to the year-earlier period," said William R. Floyd, BEI Chairman and Chief Executive Officer. "Nursing Facility gains from the 2004 second quarter were particularly impressive. Our Medicare business as a percentage of total patient days was up nearly 140 basis points to 13.6 percent, occupancy rose 60 basis points to
89.1 percent and the EBITDA margin for Nursing Facilities increased 331 basis points to 11.6 percent (comparison excludes impact of retroactive Medicaid rate adjustments).
    "Our associates continue to achieve significant operating and financial gains, despite the potential distraction the sale process could have posed. I am extremely proud of the way they have responded throughout a challenging period. Our associates remain dedicated to providing quality care to our patients and clients, committed to achieving the aggressive objectives we set for ourselves in 2005 and determined to ensuring profitable growth in all our operations in the years ahead."
    Floyd continued: "Our EBITDA for the second quarter (excluding retroactive Medicaid rate adjustments and sale process costs) totaled $62.8 million and our overall EBITDA margin averaged 11.7 percent - the highest margin in at least a decade. Based on the strong operating and financial results we've achieved during the first half of 2005 - and our expectation that performance trends will continue to be very positive - we are raising our targeted EBITDA range from continuing operations for the full year to between $225 million and $230 million, up $15 million from the $210 million to $215 million range we communicated in January."
    * EBITDA is earnings from continuing operations before interest expense, interest income, taxes, depreciation and amortization; EBITDA for 2005 second quarter has been adjusted to exclude expenses relating to the sale of the company and earnings relating to retroactive Medicaid rate increases. EBITDA margin is EBITDA as a percentage of total adjusted revenues.

    FINANCIAL AND OPERATIONAL HIGHLIGHTS

    General

    -- Second-quarter 2005 net income up 34 percent (comparison excludes sale process costs and retroactive Medicaid rate increases in Indiana for current quarter, as well as debt extinguishment costs for prior-year period).

    -- Net income increase primarily reflects revenue and margin improvements in Nursing Facilities and Aegis Therapies.

    -- Overall EBITDA margin averaged 11.7 percent for the 2005 second-quarter, up 78 basis points from the year-earlier period (comparison excludes retroactive Medicaid revenues, sale expenses and debt extinguishment costs).

    -- Capital investments, primarily to support business unit growth, totaled $24.7 million in the 2005 second-quarter, more than double the investment made in the year-earlier period.

    -- Interest expense down 11 percent from 2004 second-quarter, reflecting $21.4 million reduction in debt as well as lower average interest costs due to refinancings.

    Nursing Facilities

    -- Indiana Medicaid rate adjustment (retroactive to July 1, 2003) increased 2005 second-quarter revenue by $23.1 million and raised related provider tax expense by $11.9 million, for net benefit of $11.2 million. There also was a net adjustment to pre-tax income of $1.8 million, recorded in the second quarter, which related to the 2005 first-quarter Indiana increase.

    -- Excluding favorable impact of Indiana rate adjustment, 2005 second-quarter EBITDA increased 50 percent and EBITDA margin rose 331 basis points (compared to year-earlier period).

    -- EBITDA gains (excluding retroactive Indiana rate adjustment) primarily reflect 7.1 percent revenue increase and significantly improved patient mix.

    -- Medicare patient days as a percentage of total patient days averaged 13.6 percent for the 2005 second-quarter - the highest level ever. It was up nearly 140 basis points from the year-earlier period and up 33 basis points from the 2005 first-quarter, which was the previous high.

    --  Medicare revenues as a percentage of total revenues averaged
        30.9 percent, up 297 basis points from the 2004 second-quarter (comparison excludes impact of retroactive Medicaid increases).

    -- Total Medicare revenues rose 16 percent, reflecting treatment of higher acuity patients, increased patient volume and a 2.8 percent increase in rates (effective October 1, 2004).

    -- Occupancy in the 323 facilities in continuing operations rose 60 basis points (compared to the 2004 second-quarter) to an average of 89.1 percent.

    Aegis Therapies / AseraCare

    -- Aegis Therapies third-party revenues increased 24 percent ($7.1 million) over 2004 second-quarter. This gain reflects continuing growth in its client base as well as 4 percent volume-based growth in revenue per nursing home contract during the past 12 months. Client-initiated turnover averaged less than 3 percent for the quarter.

    -- Aegis raised its EBITDA and EBITDA margin from 2004 second-quarter levels, primarily due to lower bad debt expense associated with improved collections. Operating margins remained in the mid-to-high teens.

    -- Aegis continued its aggressive hiring of therapists during the quarter, resulting in a 19 percent increase in full-time-equivalent staff, compared to the 2004 second-quarter. Retention of existing staff averaged 91 percent.

    -- AseraCare revenue again more than doubled (compared to the 2004 second-quarter), reflecting an increase of $9.6 million from the July 30, 2004 acquisition of Hospice USA and an increase of $4.5 million due to a gain in average daily census in other hospice and home health locations.

    -- Average daily hospice census was 2,425, more than double the 2004 second-quarter level - primarily reflecting the Hospice USA acquisition, as well as the opening of five new start-up hospice locations during the quarter. Excluding the acquisition, average daily census was 1,441, up 30 percent from the year-earlier period.

    -- AseraCare also opened 2 home health agencies during the quarter.

    BEI stockholders may listen to a discussion by senior management of the company's performance at 8:30 a.m. ET today by dialing 1-800-946-0713 or 1-719-457-2642 and entering reservation number 6375204. A recording of this conference call will be available from 11:30 a.m. ET today until midnight August 14. Stockholders may dial 1-888-203-1112 or 1-719-457-0820 and enter reservation number 6375204 to access the recording.
    The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management's beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties including the risks and uncertainties detailed from time to time in BEI's filings with the Securities and Exchange Commission. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.
    Beverly Enterprises, Inc. and its operating subsidiaries are leading providers of healthcare services to the elderly in the United States. At June 30, 2005, it operated 345 skilled nursing facilities, as well as 18 assisted living centers, and 63 hospice/home care centers. Through Aegis Therapies, the company offers rehabilitative services on a contract basis to nursing facilities operated by other care providers.


BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION

                            Quarter Ended         Six Months Ended
                              June 30,                June 30,
                       ----------------------- -----------------------
                         2005         2004       2005         2004
                       ----------   ---------- ----------   ----------

Number of Nursing Home Facilities:
  Owned                      263          265        263          265
  Leased                      82           91         82           91
                       ----------   ---------- ----------   ----------
  Total                      345 (1)      356        345 (1)      356
                       ==========   ========== ==========   ==========

Number of Beds:
  Owned                   27,049       27,410     27,049       27,410
  Leased                   9,113       10,023      9,113       10,023
                       ----------   ---------- ----------   ----------
  Total                   36,162 (1)   37,433     36,162 (1)   37,433
                       ==========   ========== ==========   ==========

Assisted Living
 Centers                      18           18         18           18
Hospice/Home Care
 Centers                      63           26         63           26
Outpatient Clinics             -           10          -           10

Continuing Operations:

Nursing Patient Days   2,718,000    2,733,000  5,420,000    5,482,000

Nursing Home Occupancy
 (based on operational
 beds)                     89.07%       88.47%     89.19%       88.55%
Operational beds          33,295       33,931     33,295       33,931

Patient Mix (based on
 patient days):
  Medicaid                 69.76%       70.69%     69.80%       70.34%
  Medicare                 13.58%       12.22%     13.41%       12.53%
  Private & Other          16.66%       17.09%     16.79%       17.13%

Sources of Revenue
 (based on $):(2)
  Medicaid                 47.81%       50.51%     47.92%       50.01%
  Medicare                 30.90%       27.93%     30.74%       28.41%
  Private & Other          21.29%       21.56%     21.34%       21.58%

Nursing Average per
 diem rate (including
 ancillaries)            $174.74      $159.97    $172.59      $158.96

Hospice Average Daily
 Census                    2,425        1,105      2,344        1,044
Aegis Outside
 Contracts                   618          575        618          575

Wages and related
 expenses as a % of
 revenues                  54.16%       56.72%     54.16%       56.91%

(1) 22 Nursing Home Facilities are held for sale as of June 30, 2005.

(2) Excludes the retroactive Medicaid rate adjustments in Indiana and Pennsylvania.


BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION
ANALYSIS OF REVENUES

                                Quarter Ended      Six Months Ended
                                  June 30,             June 30,
                             ------------------- ---------------------
                               2005      2004       2005       2004
                             --------- --------- ----------- ---------
REVENUES (In thousands)
--------

  NURSING FACILITIES:
       MEDICAID              $284,507  $244,772  $  569,197  $481,360
       MEDICARE               124,719   107,693     246,215   220,484
       PRIVATE & OTHER         89,948    88,423     180,325   174,394
                             --------- --------- ----------- ---------

            SUBTOTAL          499,174   440,888     995,737   876,238

  AEGIS THERAPIES              37,000    29,868      73,204    57,048
  ASERACARE                    26,306    12,183      50,349    23,153
  OTHER                         1,618       690       2,976     3,170
                             --------- --------- ----------- ---------

                  TOTALS     $564,098  $483,629  $1,122,266  $959,609
                             ========= ========= =========== =========


NURSING PATIENT DAYS (In thousands)
--------------------

  MEDICAID                      1,896     1,932       3,783     3,856
  MEDICARE                        369       334         727       687
  PRIVATE & OTHER                 453       467         910       939
                             --------- --------- ----------- ---------

                  TOTALS        2,718     2,733       5,420     5,482
                             ========= ========= =========== =========


NURSING PER DIEM RATES (Including Ancillaries)
----------------------

  MEDICAID(1)                $ 137.45  $ 124.98  $   134.47  $ 123.51
  MEDICARE - PART A            337.99    322.61      338.68    320.70
  PRIVATE & OTHER              162.13    155.03      161.73    154.03
                             --------- --------- ----------- ---------

                  TOTALS(2)  $ 174.74  $ 159.97  $   172.59  $ 158.96
                             ========= ========= =========== =========

(1) Excludes the retroactive Medicaid rate adjustments in Indiana and Pennsylvania.

(2) Weighted Average Rates



BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION
ANALYSIS OF OTHER OPERATING AND ADMINISTRATIVE EXPENSES
(In thousands)

                                  Quarter Ended     Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------

SUPPLIES                        $30,084   $27,674    59,255    55,610

FOOD                              9,335     9,546    18,511    18,954

UTILITIES                        13,354    11,745    28,311    27,656

OTHER CONTROLLABLES              52,976    51,194   107,093    99,861

REAL ESTATE RENTAL                7,851     7,608    15,690    14,958

EQUIPMENT RENTAL                  4,862     4,355    10,062     8,432

OTHER NONCONTROLLABLES (1)       37,144    14,821    84,590    27,260
                               --------- --------- --------- ---------

                     TOTALS    $155,606  $126,943  $323,512  $252,731
                               ========= ========= ========= =========

(1) 2005 increases primarily relate to additional provider tax expense.



                       BEVERLY ENTERPRISES, INC.

                 CONDENSED CONSOLIDATED BALANCE SHEETS

                        (Dollars in thousands)


                                              June 30,    December 31,
                                                2005         2004
                                             ----------- -------------
                                             (Unaudited)    (Note)
     ASSETS
Current assets:
 Cash and cash equivalents                     $212,588      $215,665
 Accounts receivable - less allowance for
  doubtful accounts: 2005 - $24,819; 2004 -
  $26,320                                       293,860       235,477
 Notes receivable, less allowance for
  doubtful notes: 2005 - $2,210 ; 2004 -
  $1,686                                          4,730         2,786
 Operating supplies                               8,919         9,181
 Assets held for sale                            11,665        14,898
 Prepaid expenses and other                      39,961        37,266
                                             ----------- -------------
     Total current assets                       571,723       515,273
Property and equipment, net                     656,807       653,656
Other assets:
 Goodwill, net                                  122,087       124,066
 Other, less allowance for doubtful accounts
  and notes: 2005 - $1,472; 2004 - $1,538        71,133        68,390
                                             ----------- -------------
     Total other assets                         193,220       192,456
                                             ----------- -------------
                                             $1,421,750    $1,361,385
                                             =========== =============

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                               $62,685       $67,778
 Accrued wages and related liabilities           89,959       104,037
 Accrued interest                                 3,339         3,602
 General and professional liabilities            58,187        54,216
 Federal government settlement obligations       15,019        14,359
 Liabilities held for sale                            -           676
 Other accrued liabilities                      101,969        83,097
 Current portion of long-term debt               10,735        12,240
                                             ----------- -------------
     Total current liabilities                  341,893       340,005
Long-term debt                                  541,023       545,943
Other liabilities and deferred items            198,683       203,024
Commitments and contingencies
Stockholders' equity:
 Preferred stock, shares authorized:
  25,000,000                                          -             -
 Common stock, shares issued: 2005 -
  117,778,518; 2004 - 116,621,715                11,778        11,662
 Additional paid-in capital                     908,900       902,053
 Accumulated deficit                           (472,029)     (532,804)
 Treasury stock, at cost: 8,283,316            (108,498)     (108,498)
                                             ----------- -------------
     Total stockholders' equity                 340,151       272,413
                                             ----------- -------------
                                             $1,421,750    $1,361,385
                                             =========== =============

Note: The balance sheet at December 31, 2004 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.


                       BEVERLY ENTERPRISES, INC.

            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                              (Unaudited)

                        (Dollars in thousands)

                                                    Six Months Ended
                                                        June 30,
                                                   -------------------
                                                     2005      2004
                                                   --------- ---------
Cash flows from operating activities:
    Net income (loss)                               $60,775   $(2,484)
    Adjustments to reconcile net income to net cash
     provided by (used for) operating activities,
     including discontinued operations:
        Depreciation and amortization                34,612    31,709
        Provision for reserves on accounts, notes
         and other receivables, net                   4,214     8,704
        Amortization of deferred financing costs      1,411     1,519
        Asset impairments, workforce reductions and
         other unusual items                            (25)    4,707
        Costs related to early extinguishments of
         debt                                             -    40,254
        Costs related to the sales process of the
         Company                                     25,052         -
        Losses (gains) on dispositions of
         facilities and other assets, net            (2,759)    1,072
        Insurance related accounts                   (6,361)    3,225
        Changes in operating assets and
         liabilities, net of acquisitions and
         dispositions:
            Accounts receivable                     (69,664)  (80,220)
            Prepaid expenses and other receivables   (3,636)    5,255
            Accounts payable and other accrued
             expenses                               (15,278)  (30,344)
            Income taxes payable                      6,187    (1,525)
            Other, net                                  839    (3,848)
                                                   --------- ---------
                Total adjustments                   (25,408)  (19,492)
                                                   --------- ---------
                Net cash provided by (used for)
                 operating activities                35,367   (21,976)
Cash flows from investing activities:
        Capital expenditures                        (45,180)  (21,913)
        Proceeds from dispositions of facilities
         and other assets, net                       14,158    21,341
        Collections on notes receivable                  53     6,871
        Proceeds from (payments for) designated
         funds, net                                     153      (827)
        Proceeds from Beverly Funding Corporation
         investment                                       -    28,956
        Other, net                                   (5,740)  (20,269)
                                                   --------- ---------
            Net cash provided by (used for)
             investing activities                   (36,556)   14,159
Cash flows from financing activities:
        Proceeds from issuance of new debt            5,200   211,384
        Repayments of long-term debt                (11,625) (204,423)
        Proceeds from exercise of stock options       4,842       636
        Deferred financing costs paid                  (305)  (42,132)
                                                   --------- ---------
            Net cash used for financing activities   (1,888)  (34,535)
                                                   --------- ---------
Net decrease in cash and cash equivalents            (3,077)  (42,352)
Cash and cash equivalents at beginning of period    215,665   258,815
                                                   --------- ---------
Cash and cash equivalents at end of period         $212,588  $216,463
                                                   ========= =========
Supplemental schedule of cash flow information:
Cash paid (received) during the year for:
    Interest, net of amounts capitalized            $20,239   $26,105
    Income tax payments (refunds), net               (4,267)    4,372



                       Beverly Enterprises, Inc.
       2005 and 2004 Continuing Operations EBITDA (as adjusted)
                            Reconciliation
                             (In millions)

                                                        Quarter Ended
                                                           June 30,
                                                       ---------------
                                                         2005    2004
                                                       ------- -------
Revenues                                               $564.1  $483.6
Less: Retroactive Indiana revenue adjustment             26.9       -
                                                       ------- -------
Revenues, as adjusted                                  $537.2  $483.6

EBITDA, as adjusted                                     $62.8   $52.8
Less:
  Depreciation and amortization                         (17.4)  (15.0)
  Interest expense, net                                  (8.8)  (10.8)
  Costs related to early extinguishment of debt             -   (40.3)
  Costs related to the sales process of the Company      (6.3)      -
Add back:
  Retroactive Indiana adjustment, net                    13.0       -
                                                       ------- -------
Pre-tax income                                          $43.3  $(13.3)
                                                       ======= =======


                       Beverly Enterprises, Inc.
   Projected 2005 Continuing Operations EBITDA Range Reconciliation
                             (In millions)


Projected EBITDA                                       $225.0  $230.0
Less:
Depreciation and amortization                           (72.0)  (72.0)
Interest expense                                        (43.0)  (43.0)
Add back:
Interest income                                           6.0     6.0
                                                       ------- -------
Pre-tax income                                         $116.0  $121.0
                                                       ======= =======



                       Beverly Enterprises, Inc.
              2005 and 2004 Nursing EBITDA (as adjusted)
                            Reconciliation
                             (In millions)

                                                        Quarter Ended
                                                          June 30,
                                                       ---------------
                                                        2005    2004
                                                       ------- -------
Revenues                                               $499.2  $440.9
Less: Retroactive Indiana revenue adjustment             26.9       -
                                                       ------- -------
Revenues, as adjusted                                  $472.3  $440.9

EBITDA, as adjusted                                     $54.6   $36.4

Less:
Depreciation and amortization                           (15.0)  (12.5)
Interest expense, net                                    (1.3)   (1.6)
Add back:
Retroactive Indiana adjustment, net                      13.0       -
                                                       ------- -------
Pre-tax income                                          $51.3   $22.3
                                                       ======= =======



                       BEVERLY ENTERPRISES, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
               (In thousands, except per share amounts)


                                Quarter Ended      Six Months Ended
                                  June 30,             June 30,
                             ------------------- ---------------------
                                2005      2004       2005      2004
                             --------- --------- ----------- ---------
Revenues                     $564,098  $483,629  $1,122,266  $959,609
Costs and expenses:
        Wages and related     305,519   274,308     607,779   546,118
        Provision for
         insurance and
         related items         27,547    30,584      57,032    58,176
        Other operating and
         administrative       155,606   126,943     323,512   252,731
        Depreciation and
         amortization          17,446    15,034      34,052    29,762
        Asset impairments,
         workforce reductions
         and other unusual
         items                     93    (1,023)        (23)    1,801
                             --------- --------- ----------- ---------
             Total costs and
              expenses        506,211   445,846   1,022,352   888,588
                             --------- --------- ----------- ---------
Income before other income
 (expenses)                    57,887    37,783      99,914    71,021
   Other income (expenses):
        Interest expense      (10,779)  (12,108)    (21,347)  (23,876)
        Costs related to
         early extinguishment
         of debt                    -   (40,254)          -   (40,254)
        Interest income         1,964     1,320       4,027     2,843
        Costs related to the
         sales process of the
         Company               (6,331)        -     (25,052)        -
        Net gains (losses) on
         dispositions             539        (5)        623        32
                             --------- --------- ----------- ---------
             Total other
              expenses, net   (14,607)  (51,047)    (41,749)  (61,255)
                             --------- --------- ----------- ---------
Income (loss) before
 provision for income taxes
 and discontinued operations   43,280   (13,264)     58,165     9,766
Provision for income taxes      1,731     1,060       3,278     2,502
                             --------- --------- ----------- ---------
Income (loss) before
 discontinued operations       41,549   (14,324)     54,887     7,264
Discontinued operations, net
 of taxes: for the quarters
 2005 - $137 and 2004 -
 $(78); for the six months
 2005 - $(1,358) and 2004 -
 $345                           4,570   (11,599)      5,888    (9,748)
                             --------- --------- ----------- ---------
Net income (loss)             $46,119  $(25,923)    $60,775   $(2,484)
                             ========= ========= =========== =========
Net income (loss) per share
 of common stock:
    Basic:
        Before discontinued
         operations             $0.38    $(0.13)      $0.50     $0.07
        Discontinued
         operations              0.04     (0.11)       0.06     (0.09)
                             --------- --------- ----------- ---------
        Net income (loss) per
         share of common
         stock                  $0.42    $(0.24)      $0.56    $(0.02)
                             ========= ========= =========== =========
        Shares used to
         compute basic net
         income (loss) per
         share                109,484   107,464     109,113   107,398
                             ========= ========= =========== =========
    Diluted:
        Before discontinued
         operations             $0.33    $(0.13)      $0.45     $0.07
        Discontinued
         operations              0.04     (0.11)       0.04     (0.09)
                             --------- --------- ----------- ---------
        Net income (loss) per
         share of common
         stock                  $0.37    $(0.24)      $0.49    $(0.02)
                             ========= ========= =========== =========
        Shares used to
         compute diluted net
         income (loss) per
         share                127,140   107,464     126,735   108,476
                             ========= ========= =========== =========


    CONTACT: Beverly Enterprises, Inc.
             Investor Contact:
             James M. Griffith, 479-201-5514
             or
             News Media Contact:
             Blair C. Jackson, 479-201-5263
             www.beverlycorp.com